                                                                    EXHIBIT 99.2



                        DBT ONLINE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                             At March 31,    At December 31,
                                                                                  2000            1999
                                                                             -------------   ---------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                    $   9,931          $  33,016
Accounts receivable, less allowance:
     March 31, 2000, $625; December 31, 1999, $839                              15,931             12,675
Short-term investments                                                          31,403             16,500
Prepaid expenses and other current assets                                        2,759              2,276
Prepaid income taxes                                                               587              1,437
                                                                             ---------          ---------
     Total current assets                                                       60,611             65,904

Property and equipment, net                                                     33,820             33,369
Patents, less accumulated amortization:
     March 31, 2000, $6,130; December 31, 1999, $5,707                           7,712              8,135
Goodwill, less accumulated amortization:
     March 31, 2000, $3,636; December 31, 1999, $2,765                          28,076             28,941
Other assets                                                                       106                139
                                                                             ---------          ---------
TOTAL ASSETS                                                                 $ 130,325          $ 136,488
                                                                             =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities                                     $   7,644          $  16,662
Due to other patent interest holders                                             1,795              1,848
                                                                             ---------          ---------
     Total current liabilities                                                   9,439             18,510

DEFERRED INCOME TAXES                                                            1,458              1,580

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par value. 5,000,000 shares
     authorized; no shares issued or outstanding
Common stock, $.10 par value. 100,000,000 shares
     authorized; 20,212,094 and 20,135,964 shares issued and
     outstanding at March 31, 2000 and December 31, 1999, respectively           2,021              2,013
Additional paid-in capital                                                     101,179             99,388
Retained earnings                                                               16,513             15,252
Accumulated other comprehensive loss                                              (285)              (255)
                                                                             ---------          ---------
     Total stockholders' equity                                                119,428            116,398
                                                                             ---------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 130,325          $ 136,488
                                                                             =========          =========


            See notes to condensed consolidated financial statements.

                        DBT ONLINE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (UNAUDITED)

                                                    Three Months Ended March 31,
                                                      2000               1999
                                                     -------          -------
Revenues                                             $22,657          $16,535
Patent royalties                                       1,543            1,653
                                                     -------          -------
       Total revenues and royalties                   24,200           18,188
                                                     -------          -------

Cost of revenues                                       9,100            7,432
Sales and marketing                                    4,510            2,286
Research and development                               2,248            1,179
General and administrative                             6,821            4,779
                                                     -------          -------
       Total expenses                                 22,679           15,676
                                                     -------          -------
Income from operations                                 1,521            2,512
Interest income, net                                     418              443
                                                     -------          -------
Income before income taxes                             1,939            2,955
Provision for income taxes                               678            1,005
                                                     -------          -------
       Net income                                    $ 1,261          $ 1,950
                                                     =======          =======

Basic net income per common share                    $  0.06          $  0.10
                                                     =======          =======
Basic weighted average shares outstanding             20,148           18,914
                                                     =======          =======

Diluted net income per common share                  $  0.06          $  0.10
                                                     =======          =======
Diluted weighted average shares outstanding           20,706           19,694
                                                     =======          =======


           See notes to condensed consolidated financial statements.


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


                        DBT ONLINE, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                                                          Three Months  Ended March 31,
                                                                             2000            1999
                                                                          ------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                         $  1,261         $  1,950
        Adjustments to reconcile net income to net cash (used in)
          provided by operating activities:
            Depreciation and amortization                                     3,028            1,968
            Deferred income taxes                                              (122)            (124)
            Stock issued for employee benefit plan                              400
            Changes in operating assets and liabilities:
               Accounts receivable                                           (3,256)          (2,028)
               Prepaid expenses and other current assets                       (483)               6
               Prepaid income taxes                                             850              347
               Accounts payable and accrued liablities                       (9,018)           1,533
               Due to other patent interest holders                             (53)             329
                                                                           --------         --------
          Net cash (used in) provided by operating activities                (7,393)           3,981
                                                                           --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
        Property and equipment purchased                                     (2,191)          (2,171)
        Decrease (increase) in other assets                                      33             (191)
        Additions to short-term investments                                 (14,934)            (531)
                                                                           --------         --------
          Net cash used in investing activities                             (17,092)          (2,893)
                                                                           --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from exercise of stock options                               1,400              667
                                                                           --------         --------
          Net cash provided by financing activities                           1,400              667
                                                                           --------         --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                            (23,085)           1,755

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             33,016           21,324
                                                                           --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $  9,931         $ 23,079
                                                                           ========         ========


            See notes to condensed consolidated financial statements.


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
                        DBT ONLINE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

         The following should be read in conjunction with the consolidated financial statements and the notes thereto, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

1.       BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements include the accounts of DBT Online, Inc. (the "Company") and its wholly owned subsidiaries. The condensed consolidated financial statements as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 are unaudited. All significant intercompany accounts and transactions have been eliminated. The accompanying condensed consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Such adjustments consist solely of normal recurring accruals. Results for the interim periods are not necessarily indicative of results for a full year.

         The weighted-average number of shares for stock options included in the diluted weighted-average shares outstanding were 557,548 and 779,729 for the three months ended March 31, 2000 and 1999, respectively.

2.       BUSINESS COMBINATIONS

         On September 24, 1999, we acquired KnowX.com and Informed from Information America, Inc. for $25,000 in cash and warrants to purchase 329,172 shares of common stock of the Company. The warrants have a strike price of $52.50 per share and expire on March 24, 2001. KnowX.com is a leading Internet-based public record research tool for consumers and small office users. The Informed product line offers qualified users, including commercial lending and leasing companies, access to public information through the Internet or dial-up modems. The transaction was accounted for as a purchase and the Company's results of operations include the results of KnowX.com and Informed since the date of acquisition. Goodwill resulting from this transaction is approximately $24,000 and is being amortized on a straight-line basis over ten years.

         Pro-forma results of operations for the three months ended March 31, 1999, assuming the acquisition of KnowX.com and Informed occurred as of the beginning of 1999, after giving effect to certain adjustments such as interest and amortization of goodwill resulting from the acquisition, are summarized as follows:

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

                                                         Proforma
                                                    Three Months Ended
                                                      March 31, 1999
                                                    ------------------
Net revenue                                             $ 21,302
                                                        ========

Income before income taxes                              $  2,432
                                                        ========

Net income                                              $  1,520
                                                        ========

Earnings per share (diluted)                            $   0.08
                                                        ========


         On May 26, 1999, we acquired all of the common stock of WinSHAPES for approximately $442 in cash plus the payment of liabilities in the amount of $704. WinSHAPES is a company engaged in the development of software that converts data into graphic illustrations that visualize inter-relationships among people, businesses, vehicles and other assets. The transaction was accounted for as a purchase and the Company's results of operations include the results of WinSHAPES since the date of acquisition. Goodwill resulting from this transaction is $1,125, and is being amortized on a straight-line basis over seven years. Pro forma operating information is not provided for this acquisition because its effects on the results of operations are not material.

         On May 6, 1999, we acquired I.R.S.C., Inc. ("IRSC"), pursuant to the merger (the "IRSC Merger") of a wholly owned subsidiary of the Company, with and into IRSC. Upon consummation of the IRSC Merger, IRSC became a wholly owned subsidiary of the Company. IRSC is a provider of court records and other public information used to conduct pre-employment screening and other anti-fraud due diligence services for business customers.

         As a result of the IRSC Merger, each share of IRSC common stock was converted into the right to receive approximately 1.43 shares of Company common stock or 432,346 common shares of the Company in the aggregate. The IRSC Merger was accounted for as a pooling-of-interests and, accordingly, the Company's financial statements for periods prior to the IRSC Merger have been restated to include the results of IRSC for all periods presented.

3.       COMPREHENSIVE INCOME

         Comprehensive income for the three months ended March 31, 2000 and 1999 is as follows:

                                            Three Months Ended March 31,
                                              2000              1999
                                            -------           -------
Net income                                  $ 1,261           $ 1,950
Adjustment to reconcile net income
  to total comprehensive income:
Unrealized loss on investments                  (30)              (29)
                                            -------           -------
Comprehensive income                        $ 1,231           $ 1,921
                                            =======           =======


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
4.       BUSINESS SEGMENTS

         The Company's reportable segments, namely electronic information and patent enforcement, are organized based on their products and services. Information concerning the segments in which the Company operates is shown in the table below. Operating profit is derived as total revenues less operating expenses; interest expense and general corporate expenses have not been considered. Identifiable assets by segment are those assets that are used in the Company's operations in each segment. General corporate assets consist primarily of cash and cash equivalents and short-term investments. Substantially all revenues are derived from, and its assets located in, the United States of America.

                                                                    Three Months Ended
                                                                         March 31,
                                                               ----------------------------
                                                                2000               1999
                                                                ----               ----
REVENUES:
Electronic information ..............................          $ 22,657           $ 16,535
Patent enforcement ..................................             1,543              1,653
                                                               --------           --------
    Consolidated revenues ...........................          $ 24,200           $ 18,188
                                                               ========           ========

OPERATING PROFIT:
Electronic information ..............................          $    778           $  1,817
Patent enforcement ..................................               884                953
                                                               --------           --------
Segment operating profit ............................             1,662              2,770
Interest income .....................................               418                443
General corporate expense ...........................              (141)              (258)
                                                               --------           --------
    Consolidated income before income taxes .........          $  1,939           $  2,955
                                                               ========           ========

CAPITAL EXPENDITURES:
Electronic information ..............................          $  2,191           $  2,169
Patent enforcement ..................................                --                  2
                                                               --------           --------
    Consolidated capital expenditures ...............          $  2,191           $  2,171
                                                               ========           ========

DEPRECIATION AND AMORTIZATION OF IDENTIFIABLE ASSETS:
Electronic information ..............................          $  2,603           $  1,542
Patent enforcement ..................................               426                426
                                                               --------           --------
    Consolidated depreciation and amortization ......          $  3,029           $  1,968
                                                               ========           ========


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

                                                               At                 At
                                                            March 31,        December 31,
                                                              2000               1999
                                                            ---------        ------------
IDENTIFIABLE ASSETS:
Electronic information ...........................          $ 93,898          $ 76,362
Patent enforcement ...............................            14,606            23,285
                                                            --------          --------
    Total identifiable assets ....................           108,504            99,647
General corporate assets .........................            21,821            36,841
                                                            --------          --------
    Consolidated assets ..........................          $130,325          $136,488
                                                            ========          ========

5.       PROPOSED MERGER WITH CHOICEPOINT INC.



On February 14, 2000, the Company signed a definitive agreement to merge with Choicepoint Inc. Under the terms of this agreement, the Company's shareholders will receive 0.525 shares of Choicepoint Inc. common stock for each share of the Company's common stock. The transaction is expected to close in the second quarter of 2000 and is subject to regulatory and shareholders' approval.


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